                                                                  Exhibit (e)(2)

                              SETTLEMENT AGREEMENT

                  THIS SETTLEMENT AGREEMENT (this "Agreement"), dated as of February 22, 2002, is by and among NewPower Holdings, Inc., a Delaware corporation ("NewPower"), The New Power Company, a Delaware corporation ("TNPC," and, together with NewPower, the "NewPower Parties"), Enron Corp., an Oregon corporation ("Enron"), Enron North America Corp., a Delaware corporation ("ENA"), Enron Power Marketing, Inc., a Delaware corporation ("EPMI"), and Enron Energy Services, Inc., a Delaware corporation ("EESI" and, together with Enron, ENA and EPMI, the "Enron Parties"). The term "Parties" means the NewPower Parties and the Enron Parties, collectively.

                                R E C I T A L S:

                  WHEREAS, the Enron Parties have filed voluntary petitions for Chapter 11 reorganization (collectively, the "Chapter 11 Proceeding") with the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"); and

                  WHEREAS, one or more of the NewPower Parties and the Enron Parties is a party to certain of the contracts listed in Schedule I hereto (collectively, the "Commodities Contracts") and the Parties have agreed, on the terms and subject to the conditions set forth in this Agreement, to terminate the Commodities Contracts and to settle and resolve in accordance with this Agreement any and all amounts and obligations that any of the NewPower Parties may owe or have to any of the Enron Parties, or any and all amounts and obligations that any of the Enron Parties may owe or have to any of the NewPower Parties, without any further obligations or liability of any of the Parties to any of the Commodities Contracts to any other Party thereto, except for obligations of the payor(s) to the payee(s) under the Note (as defined herein); and

                  WHEREAS, in connection with the Chapter 11 Proceeding, this Agreement must be approved by the Bankruptcy Court prior to the performance by any of the Enron Parties of their obligations hereunder;

                  NOW, THEREFORE, in consideration of the execution and delivery by each of the NewPower Parties and each of the Enron Parties of this Agreement and the mutual covenants, conditions and agreements contained herein, and intending to be legally bound hereby and thereby, the parties hereto agree as follows:

         1. BANKRUPTCY COVENANTS OF CHAPTER 11 PARTIES. Not later than March 1, 2002, the Enron Parties shall file a joint motion (the "Initial Motion") for determination of approval by the Bankruptcy Court of this Agreement and the transactions contemplated hereby, which Initial Motion shall be substantially in the form attached as Annex A hereto. Each Enron Party shall use reasonable best efforts to obtain an order from the Bankruptcy Court approving the Initial Motion (the "Initial Order") within 60 days after the date of this Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF THE NEWPOWER PARTIES. The NewPower Parties, jointly and severally, represent and warrant to each of the Enron Parties as follows:

                  (a) Organization; Due Authorization; Enforceability. Each of the NewPower Parties is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the NewPower Parties has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective Board of Directors of each of the NewPower Parties and no other corporate proceeding on the part of any of the NewPower Parties is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the NewPower Parties and constitutes a valid and binding agreement of each such entity, enforceable against such entity in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

                  (b) No Breach, Etc. No authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by any of the NewPower Parties of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by any of the NewPower Parties will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a breach, violation or default) under, or, except as provided in this Agreement, result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of any of the NewPower Parties under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which any of the NewPower Parties is a party or by which it or its properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not materially impair the ability of any of the NewPower Parties to perform its obligations hereunder.

         3. REPRESENTATIONS AND WARRANTIES OF THE ENRON PARTIES. Each of the Enron Parties, severally and not jointly, represents and warrants to the NewPower Parties as follows:

                  (a) Organization; Due Authorization; Enforceability. Such Enron Party has full power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Enron Party, and, except for approval by the Bankruptcy Court, no other proceeding on the part of such Enron Party is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Enron Party (subject to approval by the Bankruptcy Court), constitutes a valid and binding agreement of such Enron Party (subject to approval by the Bankruptcy Court), enforceable against such Enron Party in accordance with its terms (subject to approval by the Bankruptcy Court), subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

                  (b) No Breach, Etc. Except for the approval by the Bankruptcy Court, no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by such Enron Party of the transactions contemplated by this

Agreement. The execution, delivery and performance of this Agreement by such Enron Party will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a breach, violation or default) under, or, except as provided in this Agreement, result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of such Enron Party under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which such Enron Party is a party or by which it or its properties or assets are bound, other than breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not materially impair the ability of such Enron Party to perform its obligations hereunder.

                  (c) The Enron Parties represent that the transactions contemplated by this Agreement have been approved by the creditors' committee established under the Chapter 11 Proceeding.

         4. MUTUAL AGREEMENTS. The Parties hereto agree that the Master Termination Agreement, dated of even date herewith among Enron, Enron Energy Services, LLC ("EES LLC"), ENA, EPMI, EESI and the NewPower Parties (the "Termination Agreement"), the "EN Agreements" (as such term is defined in the Termination Agreement), this Agreement, the Tender Agreement, dated of even date herewith, among Enron, EES LLC, Centrica plc, and certain other parties, the Security Agreement (as defined in Section 5(a)), the Commodities Contracts and the guaranties of the Guarantors referred to in Section 5(a) are the only oral or written contracts or agreements that may not have been performed in full or in respect of which there may be a continuing obligation or liability between any Enron Party or any of its respective Subsidiaries and any NewPower Party or any of its respective Subsidiaries.

         5.       ADDITIONAL COVENANTS AND CONDITIONS.

                  (a) Agreed Payments under Commodities Contracts. Enron and each of the parties to the Commodities Contracts hereby agree, as a compromise, settlement and resolution in full of any and all amounts otherwise due and payable thereunder, that concurrently with the execution and delivery of the Merger Agreement by the parties thereto, NewPower shall pay (in the manner stipulated in the second following sentence) to ENA, EPMI and EESI the aggregate sum of $98,058,000.00 (such amount, the "Stipulated Settlement Amount"), which payment shall constitute a compromise, settlement and final resolution of all amounts that any party to the Commodities Contracts may owe or be owed thereunder. Except to the extent specified in Section 6 hereof, immediately upon payment in full of all principal and accrued and unpaid interest under the Note (defined below) (i) all such Commodities Contracts shall terminate automatically without further action of any party thereto, such Commodities Contracts shall cease to be of any force or effect and Enron, NewPower and each of the parties to the Commodities Contracts on behalf of themselves and each of their respective Subsidiaries shall be FULLY, COMPLETELY AND FOREVER RELEASED and, upon such payment, do hereby so release each other from all rights, duties and obligations accrued, contingent or otherwise (whether past, present, future or otherwise and whether at law or in equity) in and under the Commodities Contracts and (ii) any and all guarantees of Enron or any other guarantor of the Enron Parties or NewPower or any other guarantor of the NewPower Parties ("Guarantors") in respect of any of the Commodities Contracts shall be terminated, and Guarantors are FULLY, COMPLETELY AND FOREVER RELEASED from all rights, duties and obligations accrued, contingent or otherwise (whether past, present, future or otherwise and whether at law or in equity) in and under any such guarantees. Payment in full of the Stipulated Settlement Amount shall be made by (i) ENA's, EPMI's and EESI's retention of the $70,058,000.00 held as cash collateral under the Commodities Contracts, free and clear of any obligation to pay or repay any portion thereof or any interest thereon to, or any other rights of or obligations to, any NewPower Party and (ii) the balance of $28,000,000.00 to be made by delivery concurrently with the execution and delivery of this Agreement to EESI ("Payee") of the promissory note in the form attached as Annex A hereto (the "Note"). Each of the NewPower Parties and each of the Enron Parties agrees (except to the extent specified in Section 6 hereof) that as a condition to NewPower's obligation to pay the principal amount and all accrued and unpaid interest under the Note upon its maturity, NewPower shall have received executed UCC-3 Termination Statements (the "UCC-3's"), which NewPower shall be authorized to file in the appropriate jurisdictions upon payment of all amounts due and owing under the Note, covering all collateral subject to a security interest under the Security Agreement (as defined below) and that upon receipt by Payee of payment in full in cash or immediately available funds of all amounts due and owing to the holder of the Note, the General Security Agreement, dated as of October 18, 2001 (the "Security Agreement"), by NewPower in favor of EESI, ENA and EPMI, shall be canceled and terminated, all Collateral (as defined in the Security Agreement), excluding the $70,058,000.00 to be retained by EESI, ENA and EPMI as provided above, shall be released from the security interest created thereunder and each of EESI, ENA, EPMI and Enron, if required, severally agrees to take such actions as may be necessary to reflect such release and termination of such security interest in and to such Collateral (including, without limitation, filing or causing to be filed UCC-3 termination statements as are necessary or appropriate to effect the releases contemplated by this sentence; provided, however, that NewPower shall be authorized to file the UCC-3's. Except for the payment of the amounts due under the Note, from and after the execution and delivery of the Note none of the parties to the Commodities Contracts shall have any further rights or obligations to any of the other parties with respect to such Commodities Contracts or the applicable portions thereof so terminated as provided in this Section 5(a) (except to the extent specified in Section 6 hereof).

                  (b) Further Assurances. Subject to the prior approval of this Agreement and the transactions contemplated hereby by the Bankruptcy Court, and subject to the satisfaction of the conditions set forth in this Section 5, each Party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement. Without limiting the generality of the foregoing, but subject to the prior approval of this Agreement and the transactions contemplated hereby by the Bankruptcy Court, and subject to the satisfaction of the conditions set forth in this Section 5, no Party shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) or take any other action (or fail to take any other action) if such action (or failure) would materially impair the ability of any Party to effectuate, carry out or comply with all the terms of this Agreement.

                  (c) The NewPower Parties shall not deduct or withhold, for withholding tax under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law from the consideration otherwise payable to any of the Enron Parties pursuant to this Agreement or the Note.

                  (d) The transactions contemplated by this Agreement (other than those contemplated by Section 5(e) below) have been approved by the majority approval of the members of the Business Review Committee of NewPower's Board of Directors (a copy of which will be provided).

                  (e) After the purchase of shares of Company Common Stock pursuant to the Tender Offer (as such terms are defined in the Tender Agreement), each of Enron and each of the other Enron Parties, severally but not jointly (each, an "Indemnifying Party" and collectively, the "Indemnifying Parties"), shall indemnify, defend and hold harmless the NewPower Parties and their respective subsidiaries and their respective present and future directors, officers, employees (in each case in their capacity as such) and controlling shareholders (excluding Enron and its Subsidiaries, collectively the "NewPower Indemnified Parties") from and against and in respect of all third party actions, suits, hearings, proceedings, investigations, charges, complaints, claims or demands (collectively, "Actions") for (i) any injunctions, judgments, orders, decrees or rulings in an Action and (ii) losses, damages, liabilities, costs and expenses (including reasonable attorneys fees and expenses) incurred in an Action (collectively, the "Losses"), to the extent such Losses have been sustained or incurred, or have arisen from or relate to (x) the conduct by such Indemnifying Party or any of its direct or indirect, current or former, subsidiaries (other than any of NewPower or any of its subsidiaries) prior to the effective time of the Merger (as such term is defined in the Tender Agreement), but not from the conduct of any of the NewPower Indemnified Parties, or (y) the mere status of NewPower or its subsidiaries as former subsidiaries of the Indemnifying Parties, including, without limitation, Losses arising from (A) the membership prior to the date hereof of any NewPower Indemnified Parties in the Enron consolidated tax group or (B) the requirement of any of the NewPower Indemnified Parties to contribute to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) maintained by Enron or any of its subsidiaries. Notwithstanding anything in this Section 5(e) to the contrary, the maximum aggregate amount that the Indemnifying Parties shall be obligated to pay pursuant to clause (x) of the immediately preceding sentence shall not exceed $3,000,000.00, and in no event shall any Indemnifying Party be required to indemnify any NewPower Indemnified Party in respect of any Action that has not been commenced on or before the third anniversary of the first date on which shares of Company Common Stock are purchased pursuant to the Tender Offer; provided that the limitations in this sentence shall not apply to Losses referred to in clauses (ii)(A) or (ii)(B) of the immediately preceding sentence. In case any Action shall be commenced involving any person in respect of which indemnity may be sought by a NewPower Indemnified Party pursuant to this Section 5(e), such NewPower Indemnified Party shall promptly notify the Indemnifying Parties in writing and the Indemnifying Parties shall assume the defense of such Action, including the employment of counsel reasonably satisfactory to such NewPower Indemnified Party and the payment of all fees and expenses of such counsel, as incurred. Any NewPower Indemnified Party shall have the right to employ separate counsel in any such Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Parties, (ii) the Indemnifying Parties shall have failed to assume the defense of such Action or
(iii) the named parties to any such Action include both a NewPower Indemnified

Party and one or more Indemnifying Parties, and such NewPower Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it in such Action which are different from or additional to those available to such Indemnifying Party or Parties (in which case such Indemnifying Party or Parties shall not have the right to assume the defense of such action on behalf of such NewPower Indemnified Party). In any such case, none of the Indemnifying Parties shall, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all NewPower Indemnified Parties. If the Indemnifying Parties elect not to, fail to or are not entitled to, assume the defense of any Action in the manner contemplated in the preceding sentences, the Indemnified Parties shall advance to the NewPower Indemnified Parties the fees and expenses (including reasonable attorneys' expenses) as incurred by the NewPower Indemnified Parties defending such Action, provided that prior to any such advancement each such NewPower Indemnified Party undertakes in writing to repay such amount to the NewPower Indemnified Parties if it shall ultimately be determined that such person is not entitled to be indemnified pursuant to this
Section 5(e). None of the Indemnifying Parties shall be required to indemnify and hold harmless any NewPower Indemnified Party from and against any Losses by reason of any settlement of any action effected without the prior written consent of such Indemnifying Party, which consent will not be unreasonably withheld or delayed. None of the Indemnifying Parties shall, without the prior written consent of the NewPower Indemnified Party involved, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which such NewPower Indemnified Party is or could have been a party and indemnity may be or could have been sought hereunder by such NewPower Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of such NewPower Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such NewPower Indemnified Party. To the extent it is ultimately determined that any NewPower Indemnified Party is not entitled to indemnification under this
Section 5(e), such NewPower Indemnified Party shall reimburse all amounts received under this Section 5(e) to the Indemnifying Party or Parties that paid such amounts on behalf of or to such NewPower Indemnified Party. None of the NewPower Indemnified Parties shall be entitled to offset any amounts to which it is entitled to receive under this Section 5(e) against amounts payable by NewPower under the Note, nor shall any of the Indemnifying Parties be entitled to offset payments that it is entitled to receive under the Note against amounts payable by it under this Section 5(e).

         6. TERMINATION. This Agreement shall terminate upon the earlier to occur of (a) if prior to payment in full of all principal and accrued and unpaid interest under the Note, at 5:00 p.m. Houston, Texas time on July 5, 2002 if a final order approving the Initial Motion has not been issued by the Bankruptcy Court prior to such time and (b) prior to payment in full of all principal and accrued and unpaid interest under the Note, upon the delivery by any of the Enron Parties of an election to terminate, which election is furnished, in the discretion of the Enron Parties, in writing to NewPower in the manner stipulated in Section 7(a) below, provided that such election may only be furnished by any of the Enron Parties if NewPower has defaulted in the payment in full of all or any portion of the unpaid principal amount of the Note, together with accrued and unpaid interest thereon at the rate provided in the Note, when due, and such default is continuing at the time such election is so furnished. If this Agreement is so terminated, (a) the Note shall be canceled, (b) Payee shall mark it canceled and promptly return it to NewPower and (c) the agreements, compromises and settlements of the Parties to the Commodities Contracts set forth in Section 5 of this Agreement shall be void ab initio and of no force or effect, the Parties shall be returned to their respective positions in respect of the Commodities Contracts immediately prior to the execution of this Agreement, the terms of this Agreement or the methodologies applied or used by the Parties to compromise and settle such matters shall not be used to prejudice any rights or remedies available to a Party under any of the Commodities Contracts or to reduce any amount that a party may recover in respect of any of the Commodities Contracts and each party to any Commodities Contract shall be deemed to have reserved all its rights against any other party thereto without reduction, mitigation or other adverse effect or impact by the terms of this Agreement.

         7.       MISCELLANEOUS.

                  (a) Notices, Etc. All notices, requests, demands, elections or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any Party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or three days after being mailed by first class mail, postage prepaid, in each case to the applicable addresses set forth below:

                  if to any NewPower Party:

                           NewPower Holdings, Inc.
                           One Manhattanville Road
                           Purchase, NY 10577
                           Attention: General Counsel
                           Facsimile:  (914) 697-2462

                  if to any Enron Party:

                           c/o Enron Corp.
                           1400 Smith Street
                           Houston, Texas 77002
                           Attention: General Counsel
                           Facsimile:  (713) 646-6227

or to such other address as such party shall have designated by notice so given to each other Party.

                  (b) Amendments, Waivers, Etc. Except as provided in this
Section 7, this Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by instrument in writing signed by each of the Parties hereto.

                  (c) Successors and Assigns. None of the Parties hereto may assign its rights, benefits, duties or obligations under this Agreement to any other person without the express prior written consent of the other Parties hereto, except by the assignment of all or substantially all the assets of a party hereto. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties and their respective successors and assigns, including without limitation any successor by merger or otherwise.

                  (d) Entire Agreement. This Agreement (together with the Note and the agreements referenced in Section 4) embodies the entire agreement and understanding among the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the Parties hereto relating to such subject matter other than those expressly set forth in this Agreement, the Note and the agreements referenced in Section 4.

                  (e) Severability. If any term of this Agreement or the application thereof to any Party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other Party or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that the Parties shall negotiate in good faith in an attempt to agree upon another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the Parties' intentions hereunder.

                  (f) Specific Performance. The Parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any Party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each Party waives any objection to the imposition of such relief.

                  (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

                  (h) No Waiver. The failure of any Party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereto at law or in equity, or to insist upon compliance by any other Party hereto with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  (i) Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a Party hereto, except the Parties' successors and assigns and to the extent contemplated by Section 5(e) hereto.

                  (j) Governing Law and Venue; Waiver of Jury Trial. (i) This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Delaware applicable to contracts to be performed wholly in such state. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7(a) or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

                  (ii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(j).

                  (k) Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

                  (l) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies of each signed by less than all, but together signed by all, the Parties hereto.

                  (m) Expenses. Each Party hereto shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                  (n) No Consequential or Punitive Damages. Notwithstanding anything in this Agreement or in any other agreement to the contrary, in no event shall any Party to this

Agreement be obligated to any other Party to this Agreement for any consequential, punitive or special damages arising from any breach or violation of this Agreement.

                REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

                  IN WITNESS WHEREOF, the Parties have duly executed this Settlement Agreement as of the date first above written.

                                              ENRON CORP.

                                              By:   /s/ Mark S. Muller
                                                 _______________________________
                                              Name:  Mark S. Muller
                                              Title: EVP


                                              ENRON NORTH AMERICA CORP.

                                              By:    /s/ L. Don Miller
                                                 _______________________________
                                              Name:  L. Don Miller
                                              Title: President


                                              ENRON POWER MARKETING, INC.

                                              By:    /s/ L. Don Miller
                                                  ______________________________
                                              Name:  L. Don Miller
                                              Title: President


                                              ENRON ENERGY SERVICES, INC.

                                              By:    /s/ Daniel P. Leff
                                                 _______________________________
                                              Name:  Daniel P. Leff
                                              Title: Chairman & Chief Executive
                                                     Officer


                                              NEWPOWER HOLDINGS, INC.

                                              By:    /s/ H. Eugene Lockhart
                                                 _______________________________
                                              Name:  H. Eugene Lockhart
                                              Title: Chairman, President
                                                     and Chief Executive Officer

                                              THE NEW POWER COMPANY

                                              By:    /s/ H. Eugene Lockhart
                                                 _______________________________
                                              Name:  H. Eugene Lockhart
                                              Title: President and
                                                     Chief Executive Officer

                                   SCHEDULE I

                              COMMODITIES CONTRACTS

1. Master Purchase & Sales Agreement, effective as of 01/06/00, between Enron Energy Services, Inc. and EMW Energy Services Corp, as amended by First Amendment to Master Purchase and Sales Agreement dated as of 03/14/01.

2. Master Energy Purchase & Sale Agreement, effective as of 01/06/00, between Enron Energy Services, Inc. and EMW Energy Services Corp. (previously assigned to The New Power Company by NewPower Holdings, Inc. (f/k/a TNPC, Inc., f/k/a EMW Energy Services Corp.) pursuant to that certain Assignment and Consent, dated as of 03/01/2001), and First Amendment to Master Energy Purchase and Sale Agreement, dated as of March 14, 2001.

3. Enfolio Master Firm Purchase/Sale Agreement, dated 01/01/00, between Enron North America Corp. and NewPower Holdings, Inc.(this was previously assigned to The New Power Company by Columbia Energy Services Corporation pursuant to that certain Asset Purchase Agreement dated June 29, 2000).

4. Master Power Purchase and Sale Agreement, dated 05/04/01, between Enron Power Marketing, Inc. and The New Power Company.

5. ISDA Master Agreement, dated 08/10/00, between Enron North America Corp. and The New Power Company.

6. Master Cross-Product Netting, Setoff, and Security Agreement, effective as of 03/14/01, among The New Power Company, Enron North America Corp., Enron Energy Services, Inc. and Enron Power Marketing, Inc., as amended by the First Amendment to Master Cross-Product Netting, Setoff, and Security Agreement effective as of 05/04/01, and as further amended by Second Amendment to Master Netting Agreement, effective as of 10/18/01.

7. Enron Corp. Guaranty dated 03/14/01, Ratification of Guaranty dated 03/14/01, and Ratification of Guaranty dated 10/18/01.

8. NewPower Holdings, Inc. Guaranty dated 03/14/01, Ratification of Guaranty dated 05/04/01, and Ratification of Guaranty dated 10/18/01.

9. Qualified Scheduling Entity Services Agreement, dated 05/16/01, between Enron Power Marketing, Inc. and The New Power Company.

10. General Security Agreement, dated 10/18/01, by The New Power Company in favor of Enron North America Corp., Enron Energy Services, Inc. and Enron Power Marketing, Inc., along with various UCC Financing Statements executed in connection therewith.

                                                       ANNEX A to Exhibit (e)(2)

                            NEWPOWER HOLDINGS, INC.

                              PROMISSORY NOTE DUE

$28,000,000.00                                                 February 22, 2002
                                                              New York, New York

     FOR VALUE RECEIVED, the undersigned, NEWPOWER HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), hereby promises to pay to Enron Energy Services, Inc., a Delaware corporation (the "Holder"), which shall receive such payments on behalf of itself and Enron North America Corp., a Delaware corporation, and Enron Power Marketing, Inc., a Delaware corporation, as their respective interests appear in Annex I hereto, or order, the principal sum of TWENTY--EIGHT MILLION AND NO/100 DOLLARS ($28,000,000.00), or so much thereof as shall not have been prepaid, on the Stated Maturity Date (as hereinbelow defined), with interest (computed on the basis of a 365- or 366-day year, as the case may be, and for the actual days elapsed) (a) on the unpaid balance thereof at the rate of 10% per annum (the "Stated Rate") from the first business day following the date of approval by the U.S. Bankruptcy Court for the Southern District of New York of, among other things, the Settlement Agreement, dated as of February 22, 2002 among NewPower Holdings, Inc., The New Power Company, Enron Corp., Enron North America Corp., Enron Power Marketing, Inc. and Enron Energy Services, Inc., and (b) on any overdue payment of principal or interest, at a rate per annum from time to time equal to the Stated Rate plus five percent (5%), payable on demand. At the option of the Issuer, exercised by not less than three nor more than 10 days' prior written notice to the Holder at its address as set forth in (or most recently designated pursuant to) the Settlement Agreement referred to below, or otherwise specified in writing to the Issuer for the purpose (the "Holder's Notice Address"), the principal amount of this Note may be prepaid at any time in whole or from time to time in part, in each case at 100% of the principal amount so prepaid, together with all accrued and unpaid interest to the date of payment on the principal amount so prepaid, but without premium or penalty. Such notice of prepayment having been given, the principal amount specified therein for prepayment and all then accrued and unpaid interest thereon, as aforesaid, shall become and be due and payable on the date specified in such notice. Payments of principal of and interest on this Note are to be made in lawful money of the United States of America by wire transfer of immediately available funds to the Holder's account at a bank in the United States most recently identified for the purpose in a written notice delivered to the Issuer by the Holder, or (in the absence of such notice) by check mailed to the Holder's Notice Address. All payments of principal or interest made by or on behalf of the Issuer hereunder shall be free from any deduction, withholding or setoff. As used in this Note (A) the term "Stated Maturity Date" shall mean and refer to the earliest of (i) July 5, 2002, (ii) the first business day after the date on which Purchaser has purchased any shares of the Issuer's Common Stock pursuant to the Offer (as the terms "Purchaser" and "Offer" are defined in the Merger Agreement, dated as of February 22, 2002, among Centrica plc, Windsor Acquisition Corporation and NewPower Holdings, Inc. (the "Merger Agreement")), and (iii) the date on which an Acceleration Event shall occur; and (B) the term "Acceleration Event" shall be deemed to have occurred at such time as the Issuer or any of its Subsidiaries (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger), (ii) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (iii) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (a) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (b) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof, (iv) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger), (v) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets, or (vi) has a secured party take possession of any significant assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed, or restrained, in each case within 30 days thereafter. Notwithstanding anything to the contrary herein, as a condition to Issuer's obligation to pay this Note in full (excluding any partial prepayment of the principal amount, together with accrued and unpaid interest thereon), the Issuer shall have received executed UCC-3 Termination Statements (in the forms furnished to the Holder by or on behalf of the Issuer) (the "UCC-3's") from the Holder, which the Issuer shall be authorized to file in the appropriate jurisdictions upon payment of all amounts due and owing under this Note, covering all collateral subject to a security interest under the General Security Agreement, dated as of October 18, 2001, by the Issuer in favor of Enron Energy Services, Inc., Enron North America Corp. and Enron Power Marketing, Inc.; provided, however, that if the Issuer has not so provided the UCC-3's to the Holder not less than three business days prior to the date that payment is due hereunder, the failure of the Issuer to receive executed UCC-3's shall not constitute a condition to Issuer's obligation to make such payment when due.

     This Note is issued pursuant to a Settlement Agreement, dated as of February 22, 2002 (the "Settlement Agreement"), by and among the Issuer, The New Power Company, a Delaware corporation, Enron Corp., an Oregon corporation, Enron North America Corp., a Delaware corporation, Enron Power Marketing, Inc., a Delaware corporation, and Enron Energy Services, Inc., a Delaware corporation. If the Settlement Agreement is terminated in accordance with its terms this Note shall be canceled and all obligations of the Issuer under this Note shall cease to exist as of the date hereof.

     The Issuer and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration, protest and notice of protest and diligence in collecting and bringing of suit against any party liable in respect hereof, and agree to all renewals, extensions or partial payments hereon and to any grant, release or substitution of security herefor, in whole or in part, with or without notice, before or after the Stated Maturity Date.

     Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Issuer agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

     Upon the payment in full of all amounts due under this Note, this Note shall terminate and shall cease to be of any force or effect.

     Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to this Note, together with all fees, charges and other amounts which are treated as interest on this Note under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Holder holding this Note in accordance with applicable law, the rate of interest payable in respect of this Note, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                          NEWPOWER HOLDINGS, INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                         ANNEX I

     The principal amount of any payment on the Note, together with accrued and unpaid interest thereon at the rate specified in the Note to which this Annex I is attached shall be paid as follows:

                                                               ALLOWABLE PERCENTAGE
PAYEE                                                            OF EACH PAYMENT
-----                                                          --------------------
Enron North America Corp.                                          *%
Enron Power Marketing, Inc.                                        *%
Enron Energy Services, Inc.                                        *%

---------------

* To be mutually agreed among the Payees.

                                       I-1